GUARANTY BY CORPORATION
           NOTICE: THIS DOCUMENT CONTAINS A WAIVER OF TRIAL BY JURY

      This GUARANTY, dated as of 1st day of June, 2005, is made by Practice Xpert Services Corp. ("Guarantor") in favor of Meridian Commercial Healthcare Finance, LLC ("Guaranteed Party"), to induce Guaranteed Party to extend or to continue to extend financial accommodations to Debtor (as hereinafter defined).

      FOR GOOD AND VALUABLE CONSIDERATION, each Guarantor irrevocably and unconditionally undertakes and agrees for the benefit of Guaranteed Party as follows:

      1. DEFINITIONS AND CONSTRUCTION. As used herein:

            1.1 "Agreement" - means this Guaranty agreement and all permitted amendments hereto or renewals hereof.

            1.2 "Bankruptcy Code" - means Title 11 of the United States Code.

            1.3 "Chosen State" - California.

            1.4 "Credit Documents" - means those certain Loan and Security Agreements, dated as of June 1, 2005, between, inter alia, Debtor and Guaranteed Party, all documents executed in connection therewith, and all permitted amendments or renewals to or of any of the foregoing.

            1.5 "Debtor" - means PracticeXpert of Oklahoma, Inc., and PracticeXpert of Idaho, Inc., (each a "Debtor"), and all successors-in-interest by operation of law or otherwise, including any "Trustee" (as defined in the Bankruptcy Code) or debtor-in-possession, and any successor-in-interest arising out of any merger or reorganization involving such entity, whether such entity is the surviving or disappearing entity.

            1.6 "Default" - means any Event of Default under any Credit Document, including any event or occurrence that, with the giving of notice or the lapse of time, would constitute such an Event of Default.

            1.7 "Guaranteed Obligations" - all present and future obligations, indebtedness, and liabilities of each Debtor of every kind and character owed to Guaranteed Party, including, but not limited to, those arising directly or indirectly out of or in connection with the Credit Documents, and including all interest that, but for the filing of a petition under the Bankruptcy Code would have accrued, and whether incurred, or created before or after any entry of an order for relief with respect to Debtor in a case under the Bankruptcy Code.

            1.8 "Guaranteed Party" - has the meaning set forth in the introduction hereto.

            1.9 "Guarantor" - has the meaning set forth in the introduction hereto.

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      2. GUARANTY BY EACH GUARANTOR.

            2.1 Promise to Pay and Perform. Each Guarantor unconditionally and irrevocably guarantees to Guaranteed Party the prompt payment and performance of the Guaranteed Obligations when and as the same shall become due and payable (whether as stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment) and whether or not the Guaranteed Obligations are found to be invalid, illegal or unenforceable), it being each Guarantor's intent that such Guarantor's guaranty is a guaranty of payment and not a guaranty of collection. If Debtor fails to pay or perform any Guaranteed Obligation on or before the date when due (whether at stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment)), each Guarantor shall unconditionally and immediately make such payment or render such performance upon written demand therefor by Guaranteed Party.

            2.2 Cumulative Obligations. The obligations of each Guarantor hereunder are in addition to any other obligations of such Guarantor under any other guaranties of the indebtedness or other obligations of Debtor or any other Person at any time given to Guaranteed Party. This Agreement shall not affect or invalidate any such other guaranties.

            2.3 Continuing Guaranty. This Agreement is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding.

            2.4 Joint and Several Obligation; Independent Obligation. Each Guarantor is directly, jointly, and severally with all other guarantors of the Guaranteed Obligations or any portion thereof, liable to Guaranteed Party. The obligations of each Guarantor hereunder are direct and primary and are independent of the obligations of Debtor or any other such guarantor, and a separate action may be brought against such Guarantor irrespective of whether an action is brought against Debtor or any other such other guarantor or whether Debtor or any such other guarantor is joined in such action. Each Guarantor's liability hereunder shall not be contingent upon the exercise or enforcement by Guaranteed Party of any remedies it may have against Debtor or any other guarantor or the enforcement of any lien or realization upon any security Guaranteed Party may at any time possess. Any release that may be given by Guaranteed Party to Debtor or any other guarantor shall not release any Guarantor.

      3. PAYMENTS.

            3.1 Nature and Application of Payments. Each Guarantor shall make all payments hereunder in immediately available lawful money of the United States, without deduction or withholding (whether for taxes (whether income, excise, or otherwise) or offset). Without regard to the form in which received, Guaranteed Party may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as Guaranteed Party shall in its sole and absolute discretion determine, irrespective of any contrary instructions received from any other Person.

            3.2 Indefeasible Payment; Revival. If any portion of any payment to Guaranteed Party is set aside and repaid by Guaranteed Party for any reason after being made by any Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and such Guarantor shall be liable for the full amount Guaranteed Party is required to repay plus all costs and expenses (including attorneys' fees, costs, and expenses) incurred by Guaranteed Party in connection therewith.

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      4. CERTAIN REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR. Each
Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):

            4.1 This Agreement is not made by any Guarantor in reliance on any representation or warranty, express or implied, by Guaranteed Party concerning the financial condition of Debtor, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter, and no promises have been made to any Guarantor by any person, including, without limitation, Guaranteed Party, to induce any Guarantor to enter into this Agreement, except as set forth in this Agreement. Each Guarantor is presently informed of the financial condition of Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor has reviewed the Credit Documents.

            4.2 The consideration given or provided, or to be given or provided, by Guaranteed Party in connection with this Agreement is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Agreement and each Guarantor's obligations hereunder.

            4.3 Each Guarantor shall keep informed of Debtor's financial condition, the status of any guarantors or of any security for the Guaranteed Obligations, and all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations.

            4.4 Each Guarantor shall, from time to time, at the expense of such Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that Guaranteed Party may reasonably request, to enable Guaranteed Party to exercise and enforce its rights and remedies hereunder.

            4.5 Each Guarantor (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of such Guarantor's organization; and (b) has the power and authority and all governmental licenses, authorizations, consents, and approvals to execute, deliver, and perform such Guarantor's obligations under this Agreement.

            4.6 This Guaranty has been authorized by all necessary organizational action by each Guarantor, and does not and will not: (a) contravene the terms of such Guarantor's organization documents; (b) conflict with or result in any breach or contravention of, any contractual obligation to which such Guarantor is a party or any order, injunction, writ, or decree of any governmental authority to which such Guarantor or such Guarantor's properties are subject; or (c) violate any law, rule, or regulation of any governmental authority.

            4.7 This Agreement constitutes the legal, valid, and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with its terms, subject to rules governing creditors' rights generally and principles of equity.

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            4.8 There are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of each Guarantor, threatened or contemplated, at law, in equity, in arbitration, or before any governmental authority, against such Guarantor or any of such Guarantor's properties which purport to affect or pertain to this Agreement, any of the other Credit Documents, or any of the transactions contemplated hereby or thereby, other than as disclosed to Guaranteed Party in the Credit Documents.

            4.9 This Agreement is not made by each Guarantor in reliance on any statement by Guaranteed Party concerning the financial condition of Debtor, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter, and no promises have been made to each Guarantor to induce it to enter into this Agreement. Each Guarantor is presently informed of the financial condition of each Debtor. Each Guarantor has reviewed each of the Credit Documents.

            4.10 The benefit to Guaranteed Party in connection with this Agreement is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Agreement and each Guarantor's obligation hereunder.

      5. COVENANTS.

            5.1 Each Guarantor shall keep informed of Debtor's financial condition, the status of any guarantors or of any security for the Guaranteed Obligations, and all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations.

            5.2 Each Guarantor shall, from time to time, at the expense of such Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that Guaranteed Party may reasonably request, to enable Guaranteed Party to exercise and enforce its rights and remedies hereunder. 6. ACKNOWLEDGEMENTS AND AGREEMENTS.

            6.1 Modifications to Credit Documents and Guaranteed Obligations. Each Guarantor acknowledges and agrees that, without notice to such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, Guaranteed Party may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Credit Documents or otherwise with respect to the Guaranteed Obligations or may grant other indulgences to Debtor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Documents or otherwise with respect to the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

            6.2 Subordination. Each Guarantor agrees that any and all present and future indebtedness of Debtor owing to such Guarantor is postponed in favor of and subordinated to indefeasible payment, in full, in cash, of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full. Any payment received by each Guarantor in respect of such indebtedness shall be held by such Guarantor as trustee for Guaranteed Party, and promptly paid over to Guaranteed Party on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement. Upon request by Guaranteed Party, any notes or other instruments now or hereafter evidencing such indebtedness of Debtor to each Guarantor, and any security therefor, shall be marked with a legend that the same are subject to this Agreement or shall be delivered to Guaranteed Party for safekeeping.

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            6.3 Guaranteed Party as Guarantor's Attorney-in-Fact. Each Guarantor
irrevocably appoints Guaranteed Party as such Guarantor's attorney-in-fact, with full authority in the place and stead and name of such Guarantor, from time to time at Guaranteed Party's discretion but only following the occurrence and during the continuation of a Default, to take any action and to execute any instrument which Guaranteed Party may, in accordance with the provisions of the Credit Documents or this Agreement, require as necessary or advisable to accomplish the purposes of this Agreement.

            6.4 Commercially Reasonable Disposition of Collateral. Each Guarantor acknowledges and agrees that if Guaranteed Party shall, pursuant to the rights granted to Guaranteed Party, under the terms of the Credit Documents or applicable law, dispose of any or all of the Collateral (as such term is defined in the Credit Documents) after the occurrence of a Default, such disposition shall be deemed commercially reasonable if, in the written opinion of three (3) commercial loan officers with three (3) or more years of workout experience each, the manner of the disposition is not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

      7. GENERAL PROVISIONS.

            7.1 Notices.

                  7.1.1 All notices required to be given to any party other than Guaranteed Party shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service,
(ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party.

                  7.1.2 All notices to Guaranteed Party shall be deemed given upon actual receipt by a responsible officer of Guaranteed Party.

                  7.1.3 Notices shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

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                                    Guarantor

      Address:          10833 Washington Blvd.
                        Culver City, CA 90232
      Officer:          Michael Manahan
      Fax number:       310-815-3507

                                  Guaranteed Party

      Address:          4320 La Jolla Village Drive, Suite 250
                        San Diego, CA 92122
      Officer:          Ronald R. Pituch
      Fax number:       858-200-2051

            7.2 Amendments, Waivers, and Consents. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

            7.3 No Waiver; Cumulative Nature of Remedies. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Guaranteed Party may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Guaranteed Party of any breach or default by each Guarantor hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Guaranteed Party hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Guaranteed Party would otherwise have. Any waiver, permit, consent or approval by Guaranteed Party of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

      8. ATTORNEYS' FEES. In any dispute arising out of the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, court costs, and expenses of litigation actually incurred in such dispute. For the purposes of Section 1717 of the California Civil Code, a party shall be the "prevailing party" if it recovers any funds whatsoever from the other party, whether by settlement, judgment or otherwise. If both parties could be deemed to be a "prevailing party" under this rule, then each party shall bear its own fees, costs, and expenses.

      9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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      10. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or are given any substantive effect.

      11. AMBIGUITIES. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

      12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      13. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument. Each Guarantor may effect execution and delivery of this Agreement by executing a counterpart hereof and sending the signature page bearing such Guarantor's signature to Guaranteed Party by facsimile and, thereafter, promptly sending by mail or delivering such signature page to Guaranteed Party; provided that the failure to deliver such signature page by such Guarantor shall not affect the validity, enforceability, or binding effect of this Agreement.

      14. ENTIRE AGREEMENT. This Agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Guaranteed Party or any third party to induce each Guarantor to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

      15. CERTAIN WAIVERS BY EACH GUARANTOR. Each Guarantor makes the following waivers with full knowledge and understanding that such waivers, if not so made, might otherwise result in such guarantor being able to avoid or limit guarantor's liability hereunder either in whole or in part.

            15.1 Notices. Each Guarantor irrevocably waives notice of (i) the extension of Guaranteed Obligations, (ii) any adverse change in the Debtor's financial condition, (iii) any change in value, or the release, of any collateral, or of any other fact that might increase each Guarantor's risk hereunder, and (iv) any default by Debtor.

            15.2 Revocation.

                  15.2.1 Each Guarantor waives any right to revoke the Guaranty as to future Guaranteed Obligations.

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                  15.2.2 If, contrary to the express intent of this agreement, any such revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that: (a) no such revocation shall be effective until written notice thereof has been received by Guaranteed Party;
(b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof); (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Guaranteed Party which is, or is believed in good faith by Guaranteed Party to be, in existence on the date of such revocation; (d) no payment by any other Guarantor or Debtor, or from any other source, prior to the date of such revocation shall reduce the obligations of such Guarantor hereunder; and (e) any payment by Debtor or from any source other than such Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guaranteed Obligations, if any, as to which the revocation by such Guarantor is effective and, to the extent so applied, shall not reduce the obligations of such Guarantor hereunder.

            15.3 Defenses Of Debtor. Each Guarantor waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations have been fully paid) of Debtor including any defense arising from any lack of power or authority of Debtor.

            15.4 Defenses. EACH GUARANTOR WAIVES ANY AND ALL SURETYSHIP DEFENSES, WHETHER ARISING BY CONTRACT, STATUTE OR BY OPERATION OF LAW. 16. GOVERNING LAW. This agreement, and the construction, interpretation, and enforcement hereof, and the rights of each guarantor and guaranteed party hereto and hereunder shall be determined under, governed by, and construed in accordance with the internal laws of the Chosen State.

      17. AMENDMENT AND WAIVER. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Guaranteed Party may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Guaranteed Party of any breach or default by each Guarantor hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Guaranteed Party hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Guaranteed Party would otherwise have. Any waiver, permit, consent or approval by Guaranteed Party of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

      18. WAIVER OF TRIAL BY JURY. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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      19. VENUE. Any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Guaranteed Party so elects, be instituted in the United States District Court for the District of the Chosen State in which the Guaranteed Party's chief executive office is located or any court of said state (the "Acceptable Forums"). Each Guarantor agrees that the Acceptable Forums is convenient to it, and irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the Chosen State or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, each Guarantor waives any right to oppose any motion or application made by Guaranteed Party as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

      IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the date first written above.

Guarantor:                               Practice Xpert Services Corp.


                                         By:
                                         Name:   Michael Manahan
                                         Title:     Chief Financial Officer

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